                                                                    Exhibit 3.92

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                        VECTOR INTERNATIONAL AVIATION LLC

         This Limited Liability Company Agreement (this "Agreement") of VECTOR
INTERNATIONAL AVIATION LLC, made as of this 16th day of January, 2003, is entered into by RAYTHEON AEROSPACE LLC (the "Member").

         The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C.ss.18-101,
et seq.), as amended from time to time (the "Act"), and hereby agrees as follows:

                                   ARTICLE I

                               FORMATION AND TERM

         1.1 Name. The name of the limited liability company formed hereby is
VECTOR INTERNATIONAL AVIATION LLC (the "Company").

         1.2 Purpose. The Company is formed for the object and purpose of and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing, including providing aircraft maintenance services to non-US customers.

         1.3 Registered Office. The address of the registered office of the
Company in the State of Delaware is c/o The Corporation Trust Company, 1209
Orange Street, Wilmington, Delaware 19801. At any time, the Manager (as defined herein) may designate another registered office.

         1.4 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is
The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.
At any time, the Manager may designate another registered agent.

         1.5 Term. The terms of the Company will commence on the date that the original certificate of formation of the Company is filed in the office of the
Secretary of State of the State of Delaware (the "Secretary of State") and shall continue until the Company is dissolved in accordance with the provisions of this Agreement and the Act.

         1.6 Qualification in Other Jurisdictions. The Manager shall cause the
Company to be qualified, formed or registered if necessary under assumed or fictitious name statutes or similar laws in any jurisdiction in which the
Company transacts business. The Manager or any officer of the Company, as authorized person, within the meaning of the Act,

shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                                   ARTICLE II

                               POWERS AND MANAGERS

         2.1 The Company. The Company and the Manager, on behalf of the Company, shall have the power and authority to take any and all actions that are necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes described herein.

         2.2 The Manager. In accordance with Section 18-402 of the Act, the business and affairs of the Company shall be vested in a Manager, which shall be the Member (when acting in such capacity, the "Manager"). The Manager shall have the complete right, power and discretion to operate and control the affairs of the Company, including the power and authority to bind the Company and otherwise to act for and on behalf of the Company.

         2.3 Certificates. Each of the Manager, the Member and each officer is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file all certificates required or permitted by the Act to be filed in the office of the Secretary of State. Christian H. Mittweg is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the original certificate of formation of the Company in the office of the Secretary of State.

         2.4 Officers.

              (1) Designation and Appointment. The Manager may, from time to time, employ and retain persons as may be necessary or appropriate for the conduct of the Company's business (subject to the supervision and control of the
Manager), including employees, agents and other persons who may be designated as
"Officers" of the Company, with titles including but not limited to "chairman,"
"chief executive officer," "president," "vice president," "treasurer,"
"secretary," and "chief financial officer," as and to the extent authorized by the Manager. Any number of offices may be held by the same person. In the
Manager's discretion, the Manager may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of
Delaware or members of the Company. Any Officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them. The Manager may assign titles to particular Officers. Each
Officer shall hold office until his successor shall be duly designated and shall have qualified as an Officer or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager.

              (2) Resignation and Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Manager. The acceptance by

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the Manager of a resignation of any Officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Any
Officer may be removed as such, either with or without cause, at any time by the
Manager. Designation of any person as an Officer by the Manager pursuant to the provisions of Section 2.4(a) shall not in and of itself vest in such Person any contractual or employment rights with respect to the Company.

              (3) Duties of Officers Generally. The Officers, in the performance of their duties as such, shall (i) owe to the Company and the Member duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware, (ii)
keep the Manager reasonably apprised of material developments in the business of the Company, and (iii) present to the Manager, at least annually, a review of the Company's performance, an operating budget for the Company, and a capital budget for the Company.

              (4) Limited Authority of Officers. Notwithstanding any other provision set forth in this Agreement, the Officers shall have no power and authority to enter into contracts on behalf of the Company involving financial obligations or otherwise commit the Company to spend amounts in excess of
$250,000 without the prior approval and authorization by the Manager.

              (5) Chairman. Subject to the powers of the Manager, the Chairman of the Company shall have the powers, perform such tasks and have such responsibilities as are possessed, performed and held by persons employed in the same capacity in companies similar to the Company, and have such additional powers and perform such other duties as may be prescribed by the Manager.

              (6) Chief Executive Officer. Subject to the powers of the Manager, the chief executive officer of the Company shall be in general and active charge of the entire business and affairs of the Company, and shall be its chief policy making Officer, and have such additional powers and perform such other duties as may be prescribed by the Chairman of the Company or the Manager.

              (7) President. The president of the Company shall, subject to the powers of the Manager and the chief executive officer of the Company, have general and active management of the business of the Company, and shall see that all orders and resolutions of the Manager are effectuated. The president of the
Company shall have such other powers and perform such other duties as may be prescribed by the chief executive officer of the Company or by the Manager.

              (8) Chief Financial Officer. The chief financial officer of the
Company shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of the Company's assets, liabilities, receipts, disbursements, gains, losses, capital and the Units. The chief financial officer of the Company shall have custody of the funds and securities of the Company, keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Manager. The

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chief financial officer of the Company shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer of the Company or the Manager.

              (9) Vice President(s). The vice president(s) of the Company shall perform such duties and have such other powers as the chief executive officer of the Company or the Manager may from time to time prescribe. A vice president may be designated as an Executive Vice President, a Senior Vice President, an
Assistant Vice President, or a vice president with a functional title.

              (10) Secretary.

              (i) The secretary of the Company shall attend all meetings of the manager and the Member, record all the proceedings of the meetings and perform similar duties for the committees of the Manager when required.

              (ii) The secretary of the Company shall keep all documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the chief executive officer of the Company or the Manager.
The secretary of the Company shall have the general duties, powers and responsibilities of a secretary of a Corporation.

              (iii) If the Manager chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of seniority, shall in the Company secretary's absence, disability or inability to act, perform the duties and exercise the powers of the secretary of the Company, and shall perform such other duties as the chief executive officer of the Company or the Manager may from time to time prescribe.

              (11) Treasurer. The treasurer of the Company shall receive, keep, and disburse all moneys belonging to or coming to the Company. The treasurer of the Company shall prepare, or cause to be prepared, detailed reports and records of all expenses, losses, gains, assets, and liabilities of the Company as directed by the chief financial officer of the Company and shall perform such other duties in connection with the administration of the financial affairs of the Company as may from time to time be prescribed by the chief financial officer or the chief executive officer of the Company or by the Manager.

                                  ARTICLE III

                          CAPITAL CONTRIBUTIONS, UNITS,
             CAPITAL ACCOUNTS AND ALLOCATIONS OF PROFITS AND LOSSES

3.1 Capital Contributions. The Member has contributed $100 to the capital of the
Company. In consideration for the capital contribution, the Company has issued to the Member a membership certificate, in the form attached hereto as Exhibit
A, for 1(one) Unit representing the Member's entire Membership Interest (as defined below).

         3.2 Additional Contributions. The Member is not required to make any additional capital contribution to the Company.

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         3.3 Allocations Generally. The Company's profit and loss shall be allocated to the Member.

         3.4 Distributions. Except as provided in Article V, distribution shall be made to the Member at the times and in the aggregate amounts determined by the Manager.

         3.5 Capital Accounts. A capital account (a "Capital Account") shall be maintained for the Member in accordance with the capital accounting rules of
Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.
The Member shall have an initial Capital Account balance equal to the Member's initial capital contribution to the Company.

                                   ARTICLE IV

                            ADMINISTRATIVE PROVISIONS

         4.1 Accounting Method. The accounting for the Company purposes shall be in accordance with accounting principles determined by the Manager.

         4.2 No Salaries to Member or Manager. No salary shall be paid to the
Member or Manager for services to the Company.

         4.3 Entity Classification. For U.S. federal income tax purposes, the
Company shall be disregarded as an entity separate from its owner within the meaning of Treasury Regulationss.301.7701-3 and shall not make an election to be classified as a corporation.

                                   ARTICLE V

                           DISSOLUTION AND TERMINATION

         5.1 Dissolution. The Company shall dissolve, and its affairs shall be wound up only upon the first to occur of the following: (i) the written consent of the Member or (ii) the entry of a decree of judicial dissolution under
Section 18-802 of the Act or (iii) at any time there is no member of the Company unless the Company is continued in accordance with the Act. The Member shall continue to be allocated profit and loss, in the manner set forth in Section 3.3 during the liquidation. The proceeds from liquidation of Company assets shall be applied as follows:

              (1) satisfaction (whether by payment or the making of reasonable provision for payment) of debts of the Company other than to the Member;

              (2) to payment of amounts owed to the Member for amounts borrowed from and not repaid to the Member; and

              (3) to the Member.

         5.2 Gains or Losses in Winding-Up. Any gain or loss on disposition of
Company properties in the process of liquidation shall be credited or charged to the Member in

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the manner set forth in Section 3.3. Any property distributed in kind in the liquidation of the Company shall be valued and treated as though the property were sold and the cash proceeds were distributed. The difference between the value of the property distributed in kind and its book value shall be treated as a gain or loss on sale of the property and shall be credited or charged to the
Member in the manner set forth in Section 3.3.

         5.3 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Article V, and the certificate of formation of the
Company in effect as of the date thereof shall have been canceled in the manner required by the Act.

                                   ARTICLE VI

                              ADMISSION OF A MEMBER

         6.1 Admission of a Member. The Member has been admitted as a member of the Company pursuant to this Agreement. No person may be admitted as a Member of the Company (other than as set forth in Section 9.3) unless the Member consents.

                                  ARTICLE VII

                                  GOVERNING LAW

         7.1 Governing Law. This Agreement shall be governed by the laws of the
State of Delaware.

                                  ARTICLE VIII

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

         8.1 Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the
Company, and no Covered Person (as defined herein) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

         8.2 Exculpation. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement. A Covered
Person shall be fully protected in relying in good faith upon the records of the
Company and upon such information, opinions, reports or statements presented to the Company by any person as to matters the Covered Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or

any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

         8.3 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement; provided, however, that any indemnity under this Section 8.3 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

         8.4 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the
Covered Person is not entitled to be indemnified as authorized in Section 8.3.

         8.5 Covered Person. For purposes of this Article VIII, "Covered Person"
shall mean the Manager, a Member, any affiliate of the Manager or a Member, any officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Member, or their respective affiliates, or any employee or agent of the Company or its affiliates.

                                   ARTICLE IX

                     SECURITIES LAWS AND SPECIAL LIMITATIONS
                                   ON TRANSFER

         9.1 Matters Relating to Securities Laws. The Member acknowledges: (i)
that the Member has such knowledge and experience in financial and business matters that the Member is capable of evaluating the merits and risks of the investment involved of a Membership Interest and has so evaluated same; (ii)
that the Member is aware that this investment is speculative and represents a substantial risk of loss; (iii) that the Member is able to bear the economic risk of such investment, even if this results in a complete loss of this investment; (iv) that, in connection with the Member's acquisition of a
Membership Interest, the Member has been fully informed as to the circumstances under which the Member is required to take and hold such Membership Interest pursuant to the Securities Act of 1933, as amended, and the applicable state securities laws ("Blue Sky Laws"); and (v) that the Member understands that his
Membership Interest is not registered under the Securities Act of 1933, as amended, or any Blue Sky Law and may not be transferred, as amended, unless such
Membership Interest is subsequently registered under the Securities Act of 1933, as amended, and any applicable Blue Sky Laws or exemptions from such registration requirement are then available.

         9.2 No Obligation to Register Interests. The Member understands that the Company and the Manager are under no obligation to register such Membership
Interest under

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the Securities Act of 1933, as amended, or any Blue Sky Laws or to comply with any applicable exemption under the Securities Act of 1933, as amended, or any
Blue Sky Laws.

         9.3 Special Transfer Limitation. Notwithstanding any other provision in this Agreement, a Membership Interest may not be transferred unless (i) such transfer is exempt from registration under the Securities Act of 1933, as amended, and any Blue Sky Law, which, in the opinion of the counsel to the
Company, is then applicable, and, if the Manager so requests, an opinion (the cost of which shall be paid by the transferor) satisfactory to the Manager to such effect has been rendered by counsel satisfactory to the Manager, or (ii) a registration statement is effective under the Securities Act of 1933, as amended, and any Blue Sky law which in the opinion of counsel to the Company is the applicable to such transfer.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 Notices. All notices or other communications given or made under this Agreement shall be in writing. Notices or other communications shall be mailed by regular mail, postage prepaid, to the Member at the address listed on the signature page, or at such other address as he or she may specify to the
Company in a written notice pursuant to this Section 10.1.

         10.2 Entire Agreement. This document constitutes the entire Agreement and understanding by the Member with respect to the Company and supercedes all prior agreements and undertakings, if any, with respect hereto.

         10.3 Amendment. This Agreement may be amended only upon the written document signed by the Member.

         10.4 Cautions. The titles and captions contained herein are for convenience only and shall not be deemed part of this Agreement.

         10.5 Numbers and Gender. Where the context so indicates, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, and person shall include corporation, firm or any other entity. Without limiting the forgoing, if at any time there shall be only one Manager acting hereunder, references to the Managers shall be deemed to be references to the sole Manager then acting.

         10.6 Counterparts. For the purpose of facilitating proving this
Agreement, and for other purposes, this Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         10.7 Definition. "Membership Interest" means, with respect to the
Member, (i) the Member's entire interest in the Company, and the property, assets, business and capital thereof, and (ii) the share of the profits, losses and distributions of the Company allocable to the Member under the provisions of the Agreement.

                                      -8-

         10.8 Other. Each limited liability company interest in the Company shall constitute a "security" within the meaning of (i) Article 8 of the Uniform
Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the States of Delaware and New York and (ii) the Uniform Commercial
Cole of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law
Institute and the National Conference of Commissioners on Uniform State Laws and
approved by the American Bar Association on February 14, 1995.

                                      -9-

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement of
Vector International Aviation LLC as of the date first written above.

                                    RAYTHEON AEROSPACE LLC

                                    By: /s/ Robert B. McKeon
                                        ----------------------------------
                                              Robert B. McKeon
                                              Authorized Signatory

                                    Address:

                                    c/o Raytheon Aerospace LLC
                                    555 Industrial Drive South
                                    Madison, Mississippi 39110

                                    with copy to:

                                    The Veritas Capital Fund, L.P.
                                    660 Madison Avenue
                                    New York, New York 10021
                                    Attn.:  Robert B. McKeon

[Signature Page to Vector International Aviation LLC Limited Liability Company
Agreement]

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